UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2016

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-55219	35-2302128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5330 South 900 East, Suite 280

Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-312-8113

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 30, 2016, Kay Briggs and Reed Benson resigned as members of the Board of Directors of Inception Mining Inc. (the “Company”). Their decision to resign is not the result of any claim against, dispute, or issue with the Company. Included as exhibits hereto are their respective letters of resignation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 30, 2016, the Board of Directors of the Company, pursuant to Article II of the Company’s Articles of Incorporation, approved the designation of fifty-one (51) shares of its authorized capital stock as “Series A Preferred Stock”. The Certificate of Designation for the Series A Preferred Stock was filed on August 31, 2016.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation as filed with the State of Nevada, stamped effective August 31, 2016
17.1	Letter of Resignation from Kay Briggs, dated August 30, 2016
17.2	Letter of Resignation from Reed Benson, dated August 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCEPTION MINING INC.

Date: September 6, 2016	By:	/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer